SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2007

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

33-94884	22-2925432
(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road
Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 8, 2007, the Company issued a press release announcing that on April 3, 2007, Gregory Coates, a Director of the company and inventor, was awarded United States Patent No. 7,198,023 B1 for a new Sequential Injection Fuel Lubrication System (SIFL). This system was invented and designed by Gregory Coates, President of the Technology Division and the invention is a new sequential injection system that injects a minute amount of diesel or bio-diesel or any oil based engine fuel into the engine cylinders along with the gaseous fuel.

The new SIFL System is computer controlled and infinitely adjustable. It injects a minute amount of diesel or bio-diesel at precise intervals, which are determined and adjusted to suit the types of gaseous fuels being used. Although only a minute amount is injected into the engine with the gaseous fuels, it is sufficient to lubricate the piston rings and cylinder walls of the combustion engine, thus, preventing damage and excessive wear. This new invention is essential to upgrade the quality of natural and landfill gas to bring them to the level of desirable, viable fuels for all types of internal combustion engine applications including automobiles, etc.

The SIFL System is a key component in conjunction with the CSRV engines when they are being fueled by natural and landfill gaseous fuels. The system has been tested successfully over the past 18 months and is being incorporated into the Coates CSRV Industrial Electrical Power Generator sets that will be deployed to run on gaseous fuels such as oil well flare gas, landfill gas, and stranded low pressure natural gas.

Inventor Gregory Coates has agreed to exclusively license the new device to Coates International, Ltd. to make, use, sell and sub-license worldwide. The company is currently negotiating the terms of the license agreement with Mr. Coates, which will be determined by the independent compensation committee of Coates International Ltd.’s Board.

The CSRV engine design eliminates the use of poppet valves, springs, rockers, camshafts, pushrods, etc. In fact, the CSRV system removes most moving parts from a standard industrial 855 CID engine, including the engine oil from the top part of the engine, replacing all these parts with only two moving sphere shafts, twelve floating seals and carriers that require no oil, no servicing or adjustment, producing higher volumetric efficiency, allowing higher compression ratios to be utilized. This results in an engine possessing higher thermal efficiency, lower emissions, and higher M.P.G.s.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

By:	/s/ George J. Coates
George J. Coates
President and Chief Executive Officer

Dated: May 8, 2007